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                                                                   EXHIBIT (g2)

                               AMENDMENT AGREEMENT


       AMENDMENT AGREEMENT, effective as of May 1, 2002 by and between Portfolio Partners, Inc., (to be renamed ING Partners, Inc.) a company organized under the laws of the state of Maryland (the "Company") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

       WHEREAS the Company and Investors Bank entered into a Custodian Agreement dated December 14, 2001 as amended from time to time (the "Custodian Agreement"); and

       WHEREAS, the Company and Investors Bank desire to amend the Custodian Agreement as set forth below.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.      Amendments.

       (a) Appendix A to the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and replacing it with Appendix A attached hereto as Exhibit I.

2.     Miscellaneous.

       (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

       (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [Remainder of Page Intentionally Left Blank]

INVESTORS BANK & TRUST COMPANY            PORTFOLIO PARTNERS, INC.

By:                                       By:  /s/  Laurie M. Tillinghast
     ------------------------                  -----------------------------

Name:                                     Name:  Laurie M. Tillinghast
     ------------------------                 ------------------------------

Title:                                    Title:  President
      -----------------------                   ----------------------------
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                                                                      EXHIBIT I

                                   Appendix A

Series of Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002):

                      MFS Emerging Equities Portfolio

                      MFS Research Growth Portfolio

                      MFS Capital Opportunities Portfolio

                      Scudder International Growth Portfolio

                      T. Rowe Price Growth Equity Portfolio

                      Goldman Sachs Capital Growth Portfolio

                      Salomon Brothers Capital Portfolio

                      OpCap Balanced Value Portfolio

                      Brinson Tactical Asset Allocation Portfolio
                      (to be renamed UBS Tactical Asset Allocation Portfolio)

                      DSI Enhanced Index Portfolio

                      Salomon Brothers Investors Value Portfolio

                      Alger Growth Portfolio

                      Alger Aggressive Growth Portfolio

                      JPMorgan Mid Cap Value

                      Baron Small Cap Growth

                      Van Kampen Comstock

                      MFS Global Growth

                      PIMCO Total Return

                      American Century Small Cap Value